UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2013

INTERVEST BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23377	13-3699013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Rockefeller Plaza, Suite 400, New York, New York	10020-2002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code: (212) 218-2800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported under Item 8.01 below, Intervest Bancshares Corporation has been notified that it has successfully bid for the purchase of 6,250 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, of the Company (the “Preferred Stock”). The Preferred Stock was offered and sold by the United States Department of the Treasury (the “Selling Shareholder”), through a private offering structured as a modified Dutch auction (the “Auction”).

As previously reported, Susan Roth Katzke and C. Wayne Crowell are currently serving on the Company’s Board of Directors as designees of the Selling Shareholder. In connection with the closing of the Auction, the Company anticipates payment of the accumulated and unpaid dividends on the Preferred Stock, as a result of which the term in office of those designees would terminate. However, on June 10, 2013, the Board of Directors of the Company, by unanimous written consent, adopted a resolution (i) expanding by two the number of directors to be elected by the common stockholders of the Company, and (ii) appointing Ms. Katzke and Mr. Crowell to fill the vacancies left by such newly created directorships. The foregoing resolution will become effective upon any termination of such individuals’ service as directors following the closing of the Auction, currently expected to occur June 24, 2013.

Ms. Katzke currently serves on the Audit Committee of the Company’s Board of Directors, and Mr. Crowell currently serves on the Compliance Committee. In addition, following their election to the Board of Directors as described above, Ms. Katzke and Mr. Crowell will remain subject to the same compensation arrangements as apply to the other independent directors of the Company as described in the Company’s definitive proxy statement filed on April 11, 2013.

Item 8.01 – Other Events.

The Company has been notified that it has successfully bid for the purchase of 6,250 shares of the Preferred Stock at a bid price of $970.00 per share, for a total purchase price of $7,290,000, including accrued and unpaid dividends on such shares of Preferred Stock. The Selling Shareholder offered and sold 25,000 shares of Preferred Stock (the “Shares”) pursuant to the Auction. The Shares were offered principally to domestic qualified institutional buyers and certain domestic institutional accredited investors, commencing on June 10, 2013 and ending on June 13, 2013. Sandler O’Neill & Partners, L.P. and Stifel, Nicolaus & Company, Incorporated acted as placement agents for the Selling Shareholder in connection with the Auction. The Company will not receive any of the proceeds from the Auction.

The closing of the auction is expected to occur on or about June 24, 2013, subject to customary closing conditions. The remaining 18,750 Shares held by the Selling Shareholder are expected to be purchased by unrelated third parties.

As a result of its successful bid in the auction, upon settlement of the transaction, the Company will retire 6,250 of its original sale of 25,000 shares of Preferred Stock to the Selling Shareholder.

A copy of the Company’s press release, dated June 17, 2013 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Intervest Bancshares Corporation on June 17, 2013

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERVEST BANCSHARES CORPORATION

Date: June 17, 2013	By:	/s/ Lowell S. Dansker
Lowell S. Dansker
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Intervest Bancshares Corporation on June 17, 2013